REDACTED

AMENDED SCHEDULE A

Dated August 23, 2022

to the

DISTRIBUTION AGREEMENT

Dated February 1, 2019

between

ULTIMUS MANAGERS TRUST

and

ULTIMUS FUND DISTRIBUTORS, LLC

TRUST SERIES

Adler Value Fund

Blue Current Global Dividend Fund

Blueprint Adaptive Growth Allocation Fund

Evolutionary Tree Innovators Fund

HVIA Equity Fund

Karner Blue Biodiversity Impact Fund

Kempner Multi-Cap Deep Value Fund

Lyrical International Value Equity Fund

Lyrical U.S. Value Equity Fund

Marshfield Concentrated Opportunity Fund

Meehan Focus Fund

Nia Impact Solutions Fund

Q3 All-Weather Sector Rotation Fund

Q3 All-Weather Tactical Fund

Wavelength Fund

Westwood Alternative Income Fund

Westwood High Income Fund

Westwood Income Opportunity Fund

Westwood Quality Value Fund

Westwood Quality SMid Cap Fund

Westwood Quality SmallCap Fund

Westwood Total Return Fund

Westwood Quality AllCap Fund

Westwood SmallCap Growth Fund

Westwood Quality MidCap Fund

Westwood Salient MLP & Energy Infrastructure Fund

Westwood Broadmark Tactical Plus Fund

Westwood Salient Global Real Estate Fund

Westwood Salient Select Income Fund

Westwood Broadmark Tactical Growth Fund

AMENDED SCHEDULE B

Dated August 23, 2022

to the

DISTRIBUTION AGREEMENT

Dated February 1, 2019

between

ULTIMUS MANAGERS TRUST

AND

ULTIMUS FUND DISTRIBUTORS, LLC

FEES AND EXPENSES

FEES:

Ultimus shall be entitled to receive an annual fee of up to plus, for any funds with “C Class” equivalents, up to ½ basis point or 0.0050% per annum on each Fund’s average daily net assets, paid in monthly installments, from each Fund listed under “Class C Shares” on Schedule A and/or from the investment adviser(s) to such Fund. The specific annual fee due from each Fund and/or the investment adviser to such Fund shall be as noted below:

(each of the below to have an annual fee of $ )

FUND NAME	CLASS
Westwood Alternative Income Fund	A
Westwood Alternative Income Fund	Institutional
Westwood Alternative Income Fund	Ultra
Westwood Alternative Income Fund	C
Westwood High Income Fund	A
Westwood High Income Fund	Institutional
Westwood High Income Fund	C
Westwood Income Opportunity Fund	C
Westwood Quality AllCap Fund	Institutional
Westwood Quality AllCap Fund	Ultra
Westwood Quality MidCap Fund	Institutional
Westwood Quality SmallCap Fund	A
Westwood Quality SmallCap Fund	Institutional
Westwood Quality SmallCap Fund	Ultra
Westwood Quality SmallCap Fund	C
Westwood Quality SMid Cap Fund	Institutional
Westwood Quality SMid Cap Fund	Ultra
Westwood Quality Value Fund	A
Westwood Quality Value Fund	Institutional
Westwood Quality Value Fund	C
Westwood SmallCap Growth Fund	Institutional
Westwood Total Return Fund	A

Westwood Total Return Fund	Institutional
Westwood Total Return Fund	C
(each of the below to have an annual fee of $ )(continued)
FUND NAME	CLASS
Westwood Salient MLP & Energy Infrastructure Fund	Institutional
Westwood Salient MLP & Energy Infrastructure Fund	A
Westwood Salient MLP & Energy Infrastructure Fund	C
Westwood Salient MLP & Energy Infrastructure Fund	Ultra
Westwood Broadmark Tactical Plus Fund	Institutional
Westwood Broadmark Tactical Plus Fund	A
Westwood Broadmark Tactical Plus Fund	C
Westwood Broadmark Tactical Plus Fund	F
Westwood Salient Global Real Estate Fund	Institutional
Westwood Salient Global Real Estate Fund	A
Westwood Salient Global Real Estate Fund	C
Westwood Salient Select Income Fund	Institutional
Westwood Salient Select Income Fund	A
Westwood Salient Select Income Fund	C
Westwood Broadmark Tactical Growth Fund	Institutional
Westwood Broadmark Tactical Growth Fund	A
Westwood Broadmark Tactical Growth Fund	C

(each of the below to have an annual fee of $ )

FUND NAME	CLASS
Adler Value Fund	Institutional
Karner Blue Biodiversity Impact Fund	Butterfly

(each of the below to have an annual fee of $ )

FUND NAME	CLASS
Blueprint Adaptive Growth Allocation Fund	Institutional
Blueprint Adaptive Growth Allocation Fund	Investor
Q3 All-Weather Sector Rotation Fund	Institutional
Q3 All-Weather Sector Rotation Fund	Investor
Q3 All-Weather Tactical Fund	Institutional
Q3 All-Weather Tactical Fund	Investor

(each of the below to have an annual fee of $ )

FUND NAME	CLASS
Blue Current Global Dividend Fund	Institutional
Blue Current Global Dividend Fund	Investor
HVIA Equity Fund	Institutional
HVIA Equity Fund	Investor
Kempner Multi-Cap Deep Value Fund	Institutional
Kempner Multi-Cap Deep Value Fund	Investor
Lyrical U.S. Value Equity Fund	Institutional
Lyrical U.S. Value Equity Fund	Investor
Lyrical U.S. Value Equity Fund	A
Lyrical U.S. Value Equity Fund	C
Lyrical International Value Equity Fund	Institutional
Lyrical International Value Equity Fund	Investor
Lyrical International Value Equity Fund	A
Lyrical International Value Equity Fund	C
Marshfield Concentrated Opportunity Fund	n/a
Meehan Focus Fund	n/a
Wavelength Fund	n/a

(each of the below to have an annual fee of $ )

FUND NAME	CLASS
Evolutionary Tree Innovators Fund	A
Evolutionary Tree Innovators Fund	I
Westwood Income Opportunity Fund	A
Westwood Income Opportunity Fund	Institutional
Nia Impact Solutions Fund	n/a

(each of the below shall have an additional fee, cumulative with any flat fee charged above, of ¼ basis point or 0.0025% per annum on each Fund’s average daily net assets attributed to any C Share class)

FUND NAME	CLASS
Q3 All-Weather Tactical Fund	C

IN WITNESS WHEREOF, the parties hereto have executed this amended Schedule B as of the date first above written.

ULTIMUS MANAGERS TRUST	ULTIMUS FUND DISTRIBUTORS, LLC

By: /s/ Todd E. Heim	By: /s/Kevin Guerette
Name: Todd E. Heim	Name: Kevin Guerette
Title: President	Title: President